EXTENSION AGREEMENT

1.           Identification of Note.  This Agreement refers to the loan evidenced by a promissory note identified as Term Note A, dated October 7, 2013, in the original principal amount of $10,000,000.00 ("Note"), executed by Champion Industries, Inc., a West Virginia corporation (by its duly authorized officer)("Maker"), and guaranteed by, inter alia, Marshall T. Reynolds ("Guarantor").  This Note is presently held by Big 4 Investments, L.L.C., 63399 Hwy 51, Roseland, LA 70456 ("Holder"), upon which the present principal balance is Nine Million One Hundred Thousand ($9,100,000) Dollars.

2.           Extension.  It is agreed that the Note is extended to become due and payable on April 1, 2017, and Maker shall continue to make monthly payments of all accrued interest together with principal reduction payments of $50,000 per month on the first day of each month beginning May 1, 2015 on the same terms, rate and conditions set forth in the Note. The entire balance then due and owing shall be paid on April 1, 2017.

3.           Maker's/Guarantors' promise to Pay.  In consideration of Holder's forbearance to enforce payment except in accordance with this extension, Maker and Guarantor acknowledge and admit the indebtedness evidenced by the Note, and unconditionally promise to pay the indebtedness with interest at the time and in the manner provided in the Note, as extended by this Agreement.

4.           No Novation/Collateral.  This Agreement is an extension only, and not a novation.  Except as otherwise provided, all of the terms and conditions of the Note, existing guarantees, and all terms and conditions of any and all security documents including but not limited to mortgages, deeds of trust, UCC-1s and security agreements ("collateral documents"), with the exception of maturity date, shall remain in full force and effect.

Executed by Maker and Guarantor this 29th day of April, 2015, in Huntington, West Virginia.

MAKER:                                                                                                  GUARANTOR:

CHAMPION INDUSTRIES, INC.

                 /s/ Marshall T. Reynolds                                                                                          /s/ Marshall T. Reynolds
By:           Marshall T. Reynolds                                                                                                MARSHALL T. REYNOLDS, individually
                 Authorized Officer
HOLDER:

BIG 4 INVESTMENTS, L.L.C.

BY:         /s/ Edgar Ray Smith, III
Edgar Ray Smith, III, Managing Member

Date: May 4, 2015